SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as amended
(Amendment No. )

Filed by the registrant  [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[   ]      Preliminary Proxy Statement
[   ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]      Definitive Additional Materials
[   ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GLADSTONE ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[   ]      No fee required.

[X]      Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fling fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction: $434,000.

  Total fee paid: $86.80

[X] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: $86.80

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

GLADSTONE ENERGY, INC.
3500 Oak Lawn Avenue, Suite 590, LB 49
Dallas, Texas 75219

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 29, 2000

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To the stockholders of Gladstone Energy, Inc.:

An Annual Meeting of Stockholders (the "annual meeting") of Gladstone Energy, Inc. (the "Company") will be held at 3500 Oak Lawn Avenue, Suite 590, Dallas, Texas 75219 at 10:00 a.m., local time, on December 29, 2000, for the following purposes:

-	To elect five members of the board of directors of the Company;

-

To approve and adopt the Purchase and Sale Agreement by and between EXCO Resources, Inc. ("Buyer") and the Company, dated October 25, 2000, pursuant to which the Company will sell its remaining 8.575% working interest in the Right Hand Creek Field located in the Beauregard and Allen Parishes of Louisiana that constitute substantially all of its assets to Buyer; and

-	To transact such other business as may properly come before the meeting.

The board of directors has fixed the close of business on December 5, 2000, as the record date for the determination of stockholders entitled to vote at the annual meeting.

If you would like to attend the annual meeting and your shares are held by a broker, bank or other nominee, you must bring to the annual meeting a recent brokerage statement or letter from the nominee confirming your beneficial ownership of the shares of common stock. You must also bring a form of personal identification. In order to vote your shares at the annual meeting you must obtain from each nominee a proxy issued in your name.

      This notice of annual meeting, proxy statement, proxy and our 1999 Annual Report to Stockholders are being distributed on or about December 8, 2000.

It will be helpful to us if you read the proxy statement and voting instructions on the proxy card, and then vote by promptly marking, signing, dating and returning the accompanying proxy in the enclosed, self-addressed, stamped envelope so that the necessary quorum may be represented at the annual meeting.

By Order of the Board of Directors,

Sheila Irons
Secretary

Dallas, Texas
December 5, 2000

                                             TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS-CAUTIONARY STATEMENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

SUMMARY

ANNUAL MEETING OF STOCKHOLDERS

Purpose
Record Date and Outstanding Shares
Solicitation and Voting
Revocability of Proxies
Security Ownership of Certain Beneficial Owners
Security Ownership of Management

ITEM 1. ELECTION OF DIRECTORS

Directors
Meetings of the Board of Directors
Directors Compensation
Certain Relationships and Related Transactions
Executive Compensation
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
Long-term Incentive Plan Awards in Last Fiscal Year
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Compliance With Section 16(a) of the Exchange Act of 1934

ITEM 2. THE PROPOSED ASSET SALE

Overview of the Company
Overview of Buyer
The Proposed Asset Sale
Background of the Proposed Asset Sale
Reasons for the Asset Sale and Recommendations of the Board of Directors
Effect of the Asset Sale
Sale Price
Representations of the Company and Buyer
Conditions to Consummation of the Sale
Fees and Expenses
Federal Income Tax Consequences; Accounting Treatment of the Sale.
Appraisal Rights Not Available
No Fairness Opinion
Interested Parties
Estimated Closing Date
Recommendation of the Board of Directors
Pro Forma Financial Information

MARKET FOR REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

STOCKHOLDER PROPOSALS

OTHER MATTERS

COPIES OF THE ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

APPENDIX A - Sale and Purchase Agreement by and between Gladstone Energy, Inc. and EXCO Resources, Inc. dated as of October 25, 2000, effective as of production date September 1, 2000.

FORWARD-LOOKING STATEMENTS-CAUTIONARY STATEMENTS

This proxy statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this proxy statement, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, price levels for oil and natural gas, concentration of oil and natural gas reserves and production, drilling risks, uncertainty of oil and gas reserves, risks associated with the development of additional revenue and with the acquisition of oil and gas properties and other energy assets, operating hazards and uninsured risks, competitive factors, general economic conditions, governmental regulations, changes in industry practices, marketing risks, one time events and other factors described in this proxy statement. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE
AGREEMENT WITH BUYER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting and the Purchase and Sale Agreement between Buyer and the Company dated October 25, 2000 (the "sale agreement") and the sale of substantially all of the assets of the Company (the "asset sale"). These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement.

Q.           When and where is the annual meeting?

A.           The annual meeting will take place on Friday, December 29, 2000, at 10:00 a.m., local time, at 3500 Oak Lawn, Suite 590, Dallas, Texas 75219.

Q. Who is soliciting my proxy?

A. The board of directors of the Company.

Q. What am I being asked to vote upon?

A. Your board of directors is asking you to vote to elect five members of the board of directors and to approve or disapprove a sale agreement, which provides that the Company will sell its remaining 8.575% working interest in the Right Hand Creek Field located in Beauregard and Allen Parishes of Louisiana (the "Right Hand Creek property") that constitute substantially all of its assets to Buyer.

Q. How does the board recommend that I vote on the matters proposed?

A. The board of directors of the Company unanimously recommends that stockholders vote FOR each of the proposals submitted at this year's Annual Meeting.

Q. What vote of the stockholders will result in the matters being passed?

A. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At the annual meeting, the five nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. To approve the asset sale, stockholders holding a majority of the outstanding shares entitled to vote must affirmatively vote to approve the sale.

Q. If the sale is completed, what will the Company receive for its assets?

A. If the transaction with Buyer is consummated, the Company will receive $434,000.00 at closing.

Q. Why is your board of directors recommending the sale?

A. We believe the sale represents a unique opportunity for the Company to realize a fair price for the Right Hand Creek property. Our board of directors believes that the asset sale is fair to, and in the best interests of, the Company and its stockholders.

Q. Does the board of directors or officers of the Company have any special interest in the outcome of the vote?

A. As described in the proxy statement, the members of our board of directors and officers of the Company do not have any interests in the asset sale that are different from or in addition to your interests, which may create possible conflicts of interest.

Q. Will stockholders have appraisal rights?

A. Under Delaware law you will have no appraisal rights as a result of the asset sale.

Q. Will any of the money received from the asset sale be distributed to the Company's stockholders?

A. No. The Company intends to deposit the proceeds in its corporate interest bearing account to be used in connection with our future business plan.

Q. What constitutes a quorum?

A. Voting can take place at the annual meeting only if stockholders owning a majority of the voting power of the common stock (a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 848,782 shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed.

Q. What happens if I do not instruct a broker holding my shares as to how to vote them or I abstain from voting?

A. If your shares are held by a broker as nominee, your broker will not be able to vote your shares without instructions from you. You should instruct your broker on how to vote your shares, using the instructions which will be provided to you by your broker prior to the annual meeting. If your broker is unable to vote your shares or if you abstain, it will have the effect of voting against adoption of the sale agreement and the asset sale.

Q. Can I vote shares at the meeting that are held by a broker as nominee?

A. If you would like to attend the annual meeting and your shares are held by a broker, bank or other nominee, you must bring to the annual meeting a recent brokerage statement or letter from the nominee confirming your beneficial ownership of the shares of common stock. You must also bring a form of personal identification. In order to vote your shares at the annual meeting you must obtain from each nominee a proxy issued in your name.

Q. Who is entitled to vote at the annual meeting?

A. Holders of record of our common stock as of the close of business on December 5, 2000, are entitled to vote at the annual meeting. Each stockholder has one vote for each share of our common stock owned.

Q. Do I need to attend the annual meeting in person?

A. No. It is not necessary for you to attend the annual meeting in order to vote your shares, although you are welcome to attend.

Q. What do I need to do now?

A. After you have carefully read this proxy statement, please complete, sign and mail your proxy card in the enclosed return envelope as soon as possible. That way, your shares can be represented at the annual meeting. If your shares are held by a broker as nominee, you should receive a proxy card from your broker. Company stockholders must return their proxy cards before the annual meeting or attend the annual meeting in person in order for their votes to be counted at the annual meeting. Your proxy materials include detailed information on how to vote.

Q. Can I change my vote after I have mailed my proxy card?

A. Yes. You can change your vote at any time before your proxy is voted at the annual meeting. You may revoke your proxy by notifying our Secretary in writing or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the annual meeting and voting in person. However, simply attending the annual meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q. Where can I find more information about the Company?

A. We file periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Commission's public reference facilities. Please call the Commission at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the Commission at http://www.sec.gov.

Q. Who can help answer my questions?

A. If you have questions about the sale after reading this proxy statement, you should contact Sheila Irons, our Secretary, at (214) 528-9710.

SUMMARY

The following is a brief summary of the material information relating to the election of directors and the sale contained elsewhere in this proxy statement. This proxy summary is qualified in its entirety by the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement. The "Company," "we" "us" or "our" refers to Gladstone Energy, Inc. "Buyer" refers to EXCO Resources, Inc.. Capitalized terms not otherwise defined below have the meanings ascribed to them elsewhere in this proxy statement. Stockholders are urged to read this proxy statement and its appendices in their entirety.

The Annual Meeting
Time, Place and Date of the Annual Meeting (page 7)	The annual meeting will be held at 10:00 a.m., local time, on December 29, 2000 at 3500 Oak Lawn, Suite 590, Dallas, Texas 75219

Purpose of the Meeting (page 7)	We are holding this meeting:
	-	to elect five members of the board of directors of the Company;
	-	to approve and adopt the sale agreement;
	-	to transact such other business as may properly come before the meeting.
Record Date and Stockholders Entitled to Vote (page 7)

You are entitled to vote at the annual meeting if you owned shares of our common stock at the close of business on December 5, 2000, the record date for the annual meeting. You will have one vote for each share of our common stock you owned on the record date. There are approximately 848,782 shares of Company common stock entitled to be voted held by approximately 512 shareholders of record.

Vote Required (page 8)

Directors are elected by a plurality. Approval of the asset sale requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. Our directors and officers collectively own approximately 632,920 shares of the Company's common stock, or 74.57% of the total currently outstanding shares.

Nominees (page 11)	The nominees for election to the board of directors are:
	-	Johnathan Hill
	-	Charles B. Humphrey
	-	H. Wayne Gifford
	-	Katherine Murphy
	-	Fred Oliver
Recommendation (page 12)	Our board of directors has unanimously recommended the five nominees for election to the board of directors and recommends that you vote for each of the five above named nominees.

Parties to the Sale
The Company (page 13)

The Company is a Delaware corporation, formerly known as Gladstone Resources, Inc. The Company's primary activities are acquisition of, exploration for and production of oil and natural gas in Louisiana, Texas and New Mexico. The Company's executive and administrative offices are located at 3500 Oak Lawn Avenue, Suite 590, Dallas, Texas 75219, and its telephone number at that location is (214) 528-9710.

Buyer (page 13)

Buyer is a Texas corporation. Buyer's primary activities are acquisition of, exploration for and production of oil and natural gas. Buyer's executive and administrative offices are located at 5735 Pineland Drive, Suite 235, Dallas, Texas 75231, and its telephone number at that location is (214) 368-2084.

Reasons for the Sale (page 14)

In arriving at our determination that the sale is fair to, and in the best interests of, our stockholders, the board of directors considered a number of factors, including, without limitation, the following:

	-	the current financial contribution of the Right Hand Creek property;
	-	the prospective financial contribution for the Right Hand Creek property;
	-	the sale price.
Effect of the Sale (page 15)	Upon completion of the sale, the Company intends to apply the net proceeds of the sale after deducting transaction expenses as follows:
	-	paying taxes that will be owed as a result of the sale; if any;
	-	depositing the remaining proceeds in a corporate interest bearing account to use in connection with future business plan;
Recommendations of the Board of Directors (page 16)

Our board of directors has unanimously approved, the sale agreement, and have determined that the terms of the sale are fair to, and in the best interests of, our stockholders. Our board of directors also unanimously recommends that you approve the sale agreement and the asset sale.

Interests of Certain Persons in the Asset Sale (page 16)	Our officers and directors have no interests, direct or indirect, in the asset sale that are different from, or in addition to, your interests as stockholders.

Management Ownership (page 9)

As of December 5, 2000, our directors and executive officers own, in the aggregate, 632,920 shares of our outstanding common stock, representing an aggregate of approximately 74.57% of our outstanding shares.

The Sale Agreement
The sale agreement is attached as Appendix A to this proxy statement. We encourage you to read the sale agreement as it is the legal document that governs the asset sale.

Effective Time of the Asset Sale (page 14)	The asset sale will occur promptly following the requisite stockholder approval of the sale but will be effective for accounting purposes on September 1, 2000.

Representations and Warranties of the Company and Buyer (page 15)

The sale agreement contains various customary representations and warranties made by each of the parties to the sale agreement. Such representations and warranties include, without limitation, the enforceability of the sale agreement, authority of the Company and Buyer, organization of the Company and Buyer, and no encumbrances upon the Right Hand Creek property.

Conditions to Consummation of the Sale (page 15 )	The completion of the sale depends upon satisfaction of a number of conditions, including, among other things:
	-	approval of the sale agreement by the stockholders of the Company holding not less than the majority of the outstanding shares of common stock; and
delivery of an assignment of the Right Hand Creek property.
Appraisal Rights (page 15)

The Company is organized under the corporate laws of the State of Delaware. Delaware law does not provide for appraisal or other similar rights for dissenting stockholders in connection with the sale. Accordingly, the Company's stockholders will have no right to dissent and obtain payment for their shares.

Federal Income Tax Consequences (page 15)

The Company will recognize taxable gain on the sale of the Right Hand Creek property which will result in corporate income tax. Consummation of the sale will not be a taxable event for the stockholders of the Company.

ANNUAL MEETING OF STOCKHOLDERS

December 29, 2000

Purpose

The annual meeting will be held at 10:00 a.m. on December 29, 2000 at 3500 Oak Lawn Avenue, Suite 590, Dallas, Texas 75219. We are holding the meeting:

-	to elect five directors of the Company to serve until the next annual meeting of stockholders;
-

to approve and adopt the Sale and Purchase Agreement between the Company and EXCO Resources, Inc. ("Buyer") dated October 25, 2000, ("sale agreement") pursuant to which the Company proposes to sell for cash the 8.575% working interest in the Right Hand Creek Field in the Beauregard and Allen Parishes of Louisiana (the "Right Hand Creek property") that constitutes substantially all of the assets of the Company ("asset sale"). The Company is expected to receive $434,000 cash as consideration for the asset sale under the terms of the sale agreement; and

-	to transact such other business as may properly come before the meeting.

The board of directors of the Company has nominated the five directors presented in this proxy statement for election and has approved the sale of substantially all of the Company's assets, and unanimously recommends that you vote "FOR " the election of the five nominees to the board of directors and "FOR" the approval of the asset sale.

This proxy statement, the accompanying proxy card and the Annual Report to stockholders covering the Company's fiscal year ended December 31, 1999, are first being mailed on December 8, 2000, to all stockholders of the Company. Although the Annual Report and this proxy statement are being mailed together, the Annual Report does not form any part of this proxy statement.

Record Date and Outstanding Shares

The board of directors of the Company fixed the close of business on December 5, 2000, as the record date (the "record date") for the annual meeting. Accordingly, only holders of record of the Company's common stock, at $.001 par value per share, at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy or in person. As of the record date, 848,782 shares of the Company's common stock were issued and 848,782 shares were outstanding. Each share of the Company's common stock entitles the stockholder to one vote on each matter to be submitted to stockholders at the annual meeting. There were 512 stockholders of record as of the record date.

Solicitation and Voting

The Company will bear the cost of printing and mailing this proxy statement and the proxy, as well as all other costs incurred in connection with the solicitation of proxies from the stockholders of the Company on behalf of the board of directors of the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone and facsimile. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. The Company will reimburse such persons and the transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

To the extent necessary in order to ensure sufficient representation at the Company's annual meeting, the Company may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. The Company will bear all of the cost of the solicitation. Stockholders are urged to send in their proxies without delay.

A quorum, consisting of a majority of the issued and outstanding shares of the Company's common stock, must be present in person or by proxy before any action may be taken at the annual meeting. To be elected directors must receive a plurality of the common stock present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Under the applicable provisions of Delaware law, the affirmative vote of the holders of at least the majority of the outstanding shares of the Company's common stock entitled to vote is required to approve and adopt the sale agreement and the asset sale. All properly executed proxies received by the Company prior to the annual meeting and not revoked will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked thereon, proxies will be voted "FOR" the election as directors of those persons named below and "FOR" the sale of the Company's assets, and in the discretion of the proxy holders, upon such other business as may properly come before the annual meeting.

Abstentions and broker "non-votes" will be considered in determining the presence of a quorum at the annual meeting. Votes to withhold authority and broker non-votes will have no effect on the election of directors. The proposal to approve the sale is required to be approved by the holders of at least a majority of the outstanding shares of common stock; therefore, abstentions and broker "non-votes" will have the same effect as votes against this proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. As of the record date, the directors and officers of the Company in the aggregate beneficially owned and are entitled to vote 632,920 shares, or 74.57% of the outstanding common stock. Each of the directors and officers has indicated their intention to vote FOR election of the five nominees to the board of directors and approval of the sale of substantially all of the assets.

Revocability of Proxies

The Company encourages the personal attendance of its shareholders at the annual meeting. An execution of the accompanying proxy will not affect a shareholder's right to attend the annual meeting and to vote in person.

Proxies may be revoked if you:
-

Deliver a signed, written revocation letter, dated any time before the proxy is voted, to Mrs. Sheila Irons, Secretary, Gladstone Energy, Inc. at the Company's principal executive offices, 3500 Oak Lawn Avenue, Dallas, Texas 75219;

-	Sign and deliver a proxy, dated later than the first one, to the Company's Secretary at the above address; or
-

Attend the meeting and vote in person. Attending the annual meeting alone will not revoke your proxy. A revocation letter or a later-dated proxy will not be effective until received by the Company at or prior to the annual meeting.

Security Ownership of Certain Beneficial Owners

The following individuals and entities are known by the Company to own beneficially more than five percent of the Company's common stock on the record date.

Name and address	Number of Shares (1)	Percent of Total Shares
--------------------------------	--------------------------	------------------
Charles B. Humphrey 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	229,320	27.02%
Johnathan M. Hill 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	229,320	27.02%
Sheila Irons, individually, and as Trustee of Humphrey Children's Trust 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	64,208 (2)	7.56%
Fred Oliver 4625 Greenville Avenue, Suite 205 Dallas, Texas 75206	55,036	6.48%
David Tyrrell, individually, and as Trustee of the Katherine Desporte Tyrrell Trust (3) 4625 Greenville Avenue, Suite 203 Dallas, Texas 75206	45,864 (3)	5.40%

(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Includes 45,863 shares held by Humphrey Children's Trust. Ms. Irons disclaims beneficial ownership of the shares of common stock held by the Humphrey Children's Trust.
(3)	Includes 22,932 shares held by Katherine Desporte Tyrrell Trust. Mr. Tyrrell disclaims beneficial ownership of the shares of common stock held by the Katherine Desporte Tyrrell Trust.

Security Ownership of Management

The following table and notes to the table set forth the information with respect to the shares of common stock beneficially owned as of the record date by:

-	each director of the Company;
-	each executive officer of the Company; and
-	all directors and executive officers of the Company as a group.
Name and address	Number of Shares (1)	Percent of Total Shares
--------------------------------	--------------------------	----------------------------
Directors and Executive Officers
Charles B. Humphrey 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	229,320	27.02%
Johnathan M. Hill 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	229,320	27.02%
Fred Oliver 4625 Greenville Avenue, Suite 205 Dallas, Texas 75206	55,036	6.48%
Wayne Gifford 4625 Greenville Avenue, Suite 203 Dallas, Texas 75206	36,961	4.32%
Katherine R. Murphy 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	18,345	2.16%
Sheila Irons, individually and as Trustee of Humphrey Children's Trust (2) 3500 Oak Lawn, Suite 590, LB 49 Dallas, Texas 75219	64,208	7.56%
	---------------	------------
All directors and executive officers as a group (6 individuals, including the executive officers and directors listed above)	632,920	74.57%

(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares reported.

(2)	Includes 45,863 shares held by Humphrey Children's Trust. Ms. Irons disclaims beneficial ownership of the shares of common stock held by the Humphrey Children's Trust.

On January 19, 1999, Wayne Gifford, Charles B. Humphrey, Johnathan Hill, Fred Oliver, David Tyrrell (individually and as trustee of the Katherine Desporte Tyrrell Trust), Sheila Irons (individually and as trustee of the Humphrey Children's Trust) and Katherine Murphy acquired approximately 74% of the common stock of the Company pursuant to two separate purchases as described in the Company's Current Report on Form 8-K dated January 19, 1999 which is incorporated herein by reference, a copy of which will be provided upon request to the Secretary.

ITEM 1. ELECTION OF DIRECTORS

Directors

The Bylaws of the Company provide that the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at an annual or special meeting called for such purpose. Five directors will be elected at the annual meeting to serve until the Company's next annual meeting of stockholders and until their respective successors are elected and qualified, or until the earliest of their death, resignation or removal.

The following table sets forth certain information for each nominee and for each continuing director of the Company. Each of the nominees for director named in the following table is currently serving as a director of the Company and was appointed to the board of directors in March 1999. There is no family relationship between any of the directors or between any director and any executive officer of the Company.
Name	Age	Position with the Company
Johnathan M. Hill	50	President, Chief Executive Officer and Director

Charles B. Humphrey	45	Director

H. Wayne Gifford	62	Director

Katherine R. Murphy	44	Treasurer, Assistant Secretary and Director

Fred Oliver	75	Director

Johnathan M. Hill has served as President, Chief Executive Officer and a director of Gladstone since March 1999. Mr. Hill is the President of Hill & Hill Production Company, an oil and gas production company, the Secretary and Treasurer of Hill Energy Company, an oil and gas investment company, and the Vice President of HPC Operating Company, an oil and gas operating company, all based in Dallas, Texas, positions he has held since 1985.

Charles B. Humphrey has served as a director of the Company since March, 1999. Mr. Humphrey is the President, Treasurer, and sole Director of Humphrey Oil Corporation, an oil and gas exploration company based in Dallas, Texas, and the President and a Director of Lindenshire, Inc., a real estate development company based in Dallas, Texas, positions he has held since 1984. Since 1984 Mr. Humphrey also has been engaged in real estate development and investment individually and through numerous other partnerships, joint ventures and corporations.

H. Wayne Gifford has served as a director of Gladstone since March, 1999. Mr. Gifford is the President and a Director of Gifford Operating Company, an oil and gas operating company based in Dallas, Texas, positions he has held since 1987. Mr. Gifford has also been active as an independent geological consultant since 1980.

Katherine R. Murphy has served as Treasurer, Assistant Secretary and a director of Gladstone since March, 1999. Ms. Murphy is the Vice President and Assistant Secretary of Humphrey Oil Corporation, positions she has held since 1989.

Fred Oliver has served as a director of Gladstone since March, 1999. Mr. Oliver is the President of Petroleum Ventures of Texas, Inc., an oil and gas investment company based in Dallas, Texas, a position he has held since 1975. Mr. Oliver also has been engaged in geological and engineering consulting since 1953.

Unless otherwise indicated on any duly executed and dated proxy, the proxies will be voted "FOR" the election of the nominees listed in the table above for the term specified. The Company does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a director of the Company for the class and the term specified. However, if any nominee is unable or unwilling to serve as a director, the proxies will vote for the election of such other person(s) as may be nominated by management, unless you indicate to vote otherwise. Assuming the receipt by each nominee of the affirmative vote of at least a plurality of the shares of common stock present or represented at the annual meeting, the five nominees receiving the greatest number of votes will be elected as directors.

The board of directors of the Company recommends that the stockholders vote "FOR" each of the five nominees named above.

Meetings of the Board of Directors

The board of directors held 1 meeting during the fiscal year ended December 31, 1999. Each director attended at least 75% of the total number of meetings of the board of directors held during the fiscal year ended December 31, 1999. The board of directors did not have an audit, compensation, executive or other committee during the fiscal year ended December 31, 1999.

Directors Compensation

Each director receives a fee of $250 for each regular directors' meeting attended.

Certain Relationships and Related Transactions

               In 1999 and through June 30, 2000, the Company reimbursed Humphrey Oil Corporation, of which Charles B. Humphrey, a director, is the majority owner, $18,056 and $8,904, respectively, for rent and administrative expenses incurred for Company business. On August 31, 2000, the Company sold 9.5918367% of the Company's interest in and to the Righthand Creek Field to the Humphrey Children's Trust for a purchase price of $64,265.31. Humphrey Children's Trust is a trust set up for the benefit of Charles B. Humphrey's children.

Executive Officers

Our executive officers are Johnathan Hill, President, Sheila Irons, Vice President and Secretary, and Katherine R. Murphy, Treasurer and Assistant Secretary. Biographical information about Mr. Hill and Ms. Murphy is set forth on page 11. Ms. Irons, 59, has served as Secretary of the Company since March, 1999. Ms. Irons is the Vice President of Humphrey Oil Corporation, a position she has held since 1989.

Executive Compensation

Neither the chief executive officer or any other executive officer of the Company received any salary or bonus during the fiscal year ended December 31, 1999. During fiscal years ended December 31, 1998 and 1997, the Company provided Mr. Edward Brooks, its former president and chief executive officer, a vehicle for Company business and reimbursed Mr. Brooks for expenses incurred in the operation of the vehicle. The depreciation expense for 1998 for the vehicle was $2,664 and the amount of the reimbursed expenses for 1998 was $1,159.

Option/SAR Grants in Last Fiscal Year

No stock options or stock appreciation rights were granted to any executive officer of the Company during fiscal year 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

No stock options or stock appreciation rights were exercised by any executive officer of the Company in fiscal year 1999, and no stock options or stock appreciation rights were outstanding at the end of fiscal year 1999.

Long-term Incentive Plan Awards in Last Fiscal Year

The Company did not have any long-term incentive plans in effect during fiscal year 1999.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company does not have any employment agreements with any of its officers.

Compliance With Section 16(a) of the Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's common stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. We have reviewed the reports from officers and directors. Based on this review, the Company believes that all filing requirements during 1999 were met.

ITEM 2. THE PROPOSED ASSET SALE

The following is a summary description of the material aspects of the asset sale. This description does not purport to be complete and is qualified in its entirety by reference to the appendices attached to this proxy statement, including the sale agreement, which is attached as Appendix A to this proxy statement. While we believe that the description covers the material terms of the asset sale, the summary provided in this proxy statement may not contain all of the information that is important to you. Therefore, we urge you to read the appendices in its entirety.

Overview of the Company

Gladstone Energy, Inc., a Delaware corporation (the "Company"), has principally been engaged in the acquisition of, exploration for and production of oil and natural gas. The Company's acquisition, exploration, development and production activities have been conducted primarily in Louisiana, Texas and New Mexico. The Company does not refine or process the oil and natural gas that it produces. The Company sells the oil it produces under short-term contracts at market prices in the areas in which the producing properties are located, generally at F.O.B. field prices posted by the principal purchaser of oil in such areas. The Company contracts with other parties to act as contract operator of the oil and gas properties in which the Company has an interest. The contract operator supervises production, maintains production records, employs field personnel and performs the functions required in the production and administration of the property.

In the past, the Company normally expected to hold most of its producing properties until the economically recoverable reserves attributable to such properties were depleted. However, during the course of normal business, the Company disposed of marginal producing properties and undeveloped acreage if the Company believed that such sale was in its best interests.

Overview of Buyer

EXCO Resources, Inc. ("Buyer") is an independent oil and natural gas company which has been engaged in the oil and natural gas business since 1955. Buyer currently conducts its primary operations in Texas and Louisiana. Buyer focuses on acquiring, developing and exploiting properties which already produce oil or natural gas or are capable of producing oil or natural gas.

Previously, on January 18, 1999, the Company sold certain of its oil and gas properties in Schleicher and Kent Counties, Texas to Buyer as described in the Company's Current Report on Form 8-K dated January 19, 1999 which is incorporated herein by reference. Additionally, on October 10, 2000 the Company sold to Buyer its San Juan County, New Mexico properties as described below under 'Pro Forma Financial Information."

The Proposed Asset Sale

Under the terms of the asset sale the Company will sell in one transaction its 8.575% working interest in the Right Hand Creek Field in the Beauregard and Allen Parishes in Louisiana (the "Right Hand Creek property") that constitutes substantially all of the assets of the Company. The Right Hand Creek property include 6 gross productive wells (.735 net productive wells) with current net production of approximately 55 barrels of oil and no cubic feet of natural gas per day, and 2 gross (.285 net) nonproducing wells that require completion and/or workovers. The Right Hand Creek property constitutes approximately 99% of the Company's oil and gas properties.

Background of the Proposed Asset Sale

In November 1999, our board of directors unanimously elected to pursue a strategic change in corporate direction to maximize shareholder value. This strategic change included authorization of management to consider opportunities to sell the Company's existing oil and gas assets and direct the business to other industries or a potential merger, sale or recapitalization of the Company. Management of the Company began soliciting potential purchasers of the Company's oil and gas properties. On August 31, 2000, the Company disposed, in three simultaneous transactions, an aggregate of 30% of the Company's interest in the Right Hand Creek property.

On October 25, 2000, after an extended period of negotiations between the Company and Buyer, the Company executed the sale agreement with Buyer in which the Right Hand Creek property will be sold for $434,000, with an effective date of September 1, 2000. Management of the Company submitted to the board of directors the Buyer's proposal concerning the sale of the Right Hand Creek properties as set forth in the form of the sale agreement attached as Appendix A to this proxy statement. Copies of the sale agreement had been provided to each member of the board of directors prior to the meeting. After extended consideration, the board of directors concluded that the sale was fair to, and in the best interests of, the Company and its stockholders, approved the sale agreement and authorized its execution. The directors also agreed to recommend that the Company's stockholders approve the asset sale.

Reasons for the Asset Sale and Recommendations of the Board of Directors

The Company's board of directors believes that the terms of the sale agreement, which are the product of arm's length negotiations between representatives of Buyer and the Company, are fair and in the best interests of the Company and its stockholders. In reaching its conclusion our board of directors considered a number of factors, including:
-	that management negotiated the purchase price with the representatives of Buyer;
-	that Buyer will pay cash for the Right Hand Creek property;
-	the current financial contribution from the Right Hand Creek property;
-	the prospective financial contribution for the Right Hand Creek property;
-	the possibility that we may be able to generate returns for stockholders in the future through the implementation of a post-sale strategy;
-	that, based on our efforts in seeking potential buyers and management's assessment of the market place, an asset sale on better terms or a better price could not be structured with another buyer; and
-	our financial results.

In addition, we believe that it is in our best interest to exit the acquisition of, exploration and production of oil and gas and seek a new industry or a potential merger, sale or recapitalization of the Company, which we believe offer better potential for increasing stockholder value. Although we have not identified any specific course, we believe that the proceeds from the asset sale will place us in a better position to:
-	explore opportunities in other businesses or merge, sell or recapitalize the Company; and
-	move quickly once we identify the course of action.

We can offer you no assurance that we will be able to locate suitable new lines of business in which to invest the proceeds of the sale or that if we do, that any such business will prove successful. Nor can we assure you that we will identify a merger or sale opportunity that will provide greater shareholder value.

The above discussion of the factors considered by the board of directors is not intended to be exhaustive. In determining whether to approve and recommend the sale agreement, the board of directors did not assign any relative or specific weights to any of the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the asset sale and the sale agreement, considering, among other things, the reasons discussed above, the Company's board of directors unanimously approved and adopted the sale agreement and the sale as being in the best interests of the Company and its stockholders.

Effect of the Asset Sale

The net proceeds to the Company from the sale of the Right Hand Creek property, after deducting estimated transaction expenses of $2,500, are expected to be between $431,500 and $434,000. We will use a portion of the net proceeds from the sale to pay taxes that will be owed as a result of the sale. In addition, the Company will use the remaining net proceeds from the sale in connection with its future business plan, which may include acquisitions or a merger or sale of the Company. Consequently, the Company notes that the asset sale bears some increased risk because management currently has no definite plan for the use of the cash generated from the sale. Stockholders of the Company will be dependent upon the judgment of the Company's management to redeploy the net proceeds generated from the sale with limited information concerning the specific purposes to which the funds will ultimately be applied. No assurances can be given that the Company's strategy of redeploying the cash generated from the sale will prove to be successful.

Following the consummation of the sale, the stockholders of the Company will retain their equity interest in the Company. The sale will not result in any changes in the rights of the Company's stockholders. As indicated above, the Company will not distribute any of the proceeds derived from the sale to its stockholders.

Sale Price

If the asset sale is closed, we will receive at the closing a cash sale price of $434,000.

Representations of the Company and Buyer

The sale agreement contains various customary representations and warranties made by the Company and Buyer, which include without limitation, representations with regard to the enforceability of the sale agreement, authority and organization of the Company and Buyer, and that no security interests encumber the Right Hand Creek property.

Conditions to Consummation of the Sale

The completion of the sale depends upon satisfaction of a number of conditions, including, among other things:
-	Approval of the sale agreement by the stockholders of the Company holding not less than the majority of the outstanding shares of common stock; and
-	Delivery of an assignment of the Right Hand Creek property.

No regulatory approval is required.

Fees and Expenses

The Company and Buyer pay their own expenses incident to the negotiation and preparation of the sale agreement and consummation of the asset sale.

Federal Income Tax Consequences; Accounting Treatment of the Sale.

We will recognize taxable gain on the sale of the Right Hand Creek property, which will result in corporate income tax. Our taxable gain will be equal to the amount realized by us in the transaction, which will be the cash received, less the adjusted tax basis of the Right Hand Creek property. Consummation of the transaction will not result in any federal income tax consequences to stockholders. If the sale had occurred at December 31, 1999, the federal tax on the asset sale would have been $5,259. The sale will be accounted as an asset sale in accordance with the generally accepted accounting principles. We will recognize a gain from the asset sale based upon the excess net proceeds we receive over the net book value of the assets sold.

Appraisal Rights Not Available

The Company is organized under the corporate laws of the State of Delaware. Delaware law does not provide for appraisal or other similar rights for dissenting stockholders in connection with the asset sale. Accordingly, the Company's stockholders will have no right to dissent and obtain payment for their shares.

No Fairness Opinion

Our board of directors chose not to obtain a "fairness" opinion from an investment banking firm in making its recommendations "for" the approval of the sale agreement.

Interested Parties

No director or executive officer of the Company has any interest, direct or indirect, in the asset sale other than any interest arising from the ownership of securities of the Company.

Estimated Closing Date

If our stockholders approve the asset sale, we expect that the closing of the sale will take place on or about December 29, 2000, or at such other time as we and Buyer may agree upon.

Recommendation of the Board of Directors

The board of directors of the Company has approved the asset sale and has determined that the asset sale and the sale agreement are fair to, and in the best interests of our stockholders. Our board of directors unanimously recommends that you vote " for" this proposal.

Pro Forma Financial Information

The following unaudited Pro Forma Balance Sheet of the Company as of June 30, 2000, gives effect to (i) the prior sale of approximately 30% of the Company's interest in and to the Righthand Creek Field to a) G. R. Partners, Inc., 4625 Greenville Avenue, Suite 101, Dallas, TX 75206, who acquired 8.1632653% of the Company's interest in and to the Righthand Creek Field for a purchase price of $54,693.88; b) Bagwell No. 6 Family L. P., P. O. Box 50010, Amarillo, TX 79105, who acquired 12.2448980% of the Company's interest in and to the Righthand Creek Field for a purchase price of $82,040.82; and (c) the Humphrey Children's Trust, 3500 Oak Lawn Avenue, Suite 590, LB 49, Dallas, TX 75219, (the "1st RHC Sale"); (ii) the prior sale of the Company's interest in the San Juan County New Mexico property to EXCO Resources, Inc. (the "San Juan Sale") and (iii) the sale of the Right Hand Creek property described in this proxy statement (the "2 nd RHC Sale") and the related pro forma adjustments as described in the notes to the Pro Forma Financial Statements. The balance sheet is presented as though the sales occurred on June 30, 2000.

The following unaudited Pro Forma Statements of Operations for the six months ended June 30, 2000 and year ended December 31, 1999, give effect to the elimination of results of operations of the Company for (i) the 1st RHC Sale, (ii) the San Juan Sale, and (iii) the 2nd RHC Sale and the related pro forma adjustments as described in the notes to the Pro Forma Financial Statements. The unaudited Pro Forma Statement of Operations is presented as though each sale occurred on January 1, 1999.

The unaudited Pro Forma Balance Sheet and Statements of Operations of the Company should be read in conjunction with the notes thereto and with the historical consolidated financial statements of the Company and the notes thereto as included in the reports filed by the Company with the Commission from time to time.
GLADSTONE ENERGY, INC.
PRO FORMA BALANCE SHEET
(UNAUDITED)
SEPTEMBER 30, 2000

	Historical statements	1st RHC Sale Pro Forma adjustments (1)	San Juan Sale Pro Forma adjustments	2nd RHC Sale Pro Forma adjustments	Pro Forma Results
ASSETS:
CURRENT ASSETS:
Cash	$ 111,793	$ -	$ 267,000 (4)	$ 434,000 (6)	$ 812,793
Accounts receivable	20,908	-	-	(19,097)	1,811
Deferred Tax Benefit	148,487	-	(54,829) (5)	(85,354) (7)	8,304
TOTAL CURRENT ASSETS	281,188	-	212,171	329,549	822,908

PROPERTY AND EQUIPMENT:
Gas and oil properties (successful efforts method)	829,484	-	(534,757) (5)	(237,323) (7)	57,404
Field equipment	18,628	-	-	-	18,628
	848,112	-	(534,757)	(237,323)	76,032
Accumulated depletion and depreciation	(498,448)	-	425,930 (5)	54,365 (5)	(18,153)
TOTAL PROPERTY AND EQUIPMENT	349,664	-	(108,827)	(182,958)	57,879

OTHER ASSETS:
Cost in excess of amount assigned to net assets in New Mexico at date of acquisition, net of amortization	32,921	-	(32,921) (5)	-	-
TOTAL OTHER ASSETS	32,921	-	(32,921)	-	-

TOTAL ASSETS	$ 663,773	$ -	$ 70,423	$ 146,591	$ 880,787

LIABILITIES AND STOCKHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$ 13,176	$ -	$ -	$ -	$ 13,176
TOTAL CURRENT LIABILITIES	13,176	-	-	-	13,176

STOCKHOLDERS' EQUITY:
Common stock	849	-	-	-	849
Capital in excess of stated value	1,379,271	-	-	-	1,379,271
Retained earning (deficit)	(729,523)	-	70,423	146,591	(512,509)
TOTAL STOCKHOLDERS' EQUITY	650,597	-	70,423	146,591	867,611

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 663,773	$ -	$ 70,423	$ 146,591	$ 880,787

See Notes to Pro Forma Financial Statements (Unaudited)

GLADSTONE ENERGY, INC.
PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE YEAR ENDING DECEMBER 31, 1999

	Historical statements	1st RHC Sale Pro Forma adjustments (1)	San Juan Sale Pro Forma adjustments (5)	2nd RHC Sale Pro Forma adjustments (7)	Pro Forma results
SALES:
Gas and oil	$ 223,943	$ (48,360)	$ (56,031)	$ (112,840)	$ 6,712

COST OF SALES:
Production taxes	24,346	(4,388)	(4,419)	(15,130)	409
Well operating expense	72,242	(14,947)	(19,686)	(34,876)	2,733
TOTAL COST OF SALES	96,588	(19,335)	(24,105)	(50,006)	3,142
GROSS PROFIT ON SALES	127,355	(29,025)	(31,926)	(62,834)	3,570

EXPENSES:
Oil and gas prospect expense	24,491	-	-	-	24,491
Dry hole and abandonment loss	114,388	-	-	-	114,388
Depletion	56,973	(9,768)	(21,710)	(22,791)	2,704
Depreciation and amortization	8,724	-	(6,338)	-	2,386
General and administrative	43,115	-	-	-	43,115
Interest	9,862	(2,958)	-	-	6,904
Taxes	8,050	-	-	-	8,050
Legal, auditing and accounting	75,501	-	-	-	75,501
TOTAL EXPENSES	341,104	(12,726)	(28,048)	(22,791)	277,539
	(213,749)	(16,299)	(3,878)	(40,043)	(273,969)

OTHER INCOME
Interest and dividend income	9,683	-	-	-	9,683
Income (loss) before taxes	(204,066)	(16,299)	(3,878)	(40,043)	(264,286)
Income taxes	-	-	-	-	-
NET INCOME (LOSS)	$ (204,066)	$ (16,299)	$ (3,878)	$ (40,043)	$ (264,286)

EARNINGS/(LOSS) PER SHARE:
Basic:	$ (.24)				$ (.31)
Diluted:	$ (.24)				$ (.31)

Basic weighted average common shares outstanding	848,791				848,791
Basic weighted average common equivalent shares outstanding	848,791				848,791

See Notes to Pro Forma Financial Statements (Unaudited)

GLADSTONE ENERGY, INC.
PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2000

	Historical statements	1st RHC Sale Pro Forma adjustments (1)	San Juan Sale Pro Forma adjustments (5)	2nd RHC Sale Pro Forma adjustments (7)	Pro Forma results
SALES:
Gas and oil	$ 295,643	$ (53,733)	$ (52,814)	$ (185,600)	$ 3,496

COST OF SALES:
Production taxes	33,080	(6,476)	(3,983)	(22,391)	230
Well operating expense	51,911	(8,618)	(14,880)	(26,647)	1,766
TOTAL COST OF SALES	84,991	(15,094)	(18,863)	(49,038)	1,996
GROSS PROFIT ON SALES	210,652	(38,639)	(33,951)	(136,526)	1,500

EXPENSES:
Dry hole and abandonment loss	87,475	-	-	-	87,475
Depletion	53,921	(11,082)	(13,930)	(27,153)	1,756
Depreciation and amortization	12,759	(312)	(4,563)	(728)	7,156
General and administrative	35,401	-	-	-	35,401
Interest	14,376	(14,376)	-	-	-
Taxes	2,452	-	-	-	2,452
Legal, auditing and accounting	19,458	-	-	-	19,458
TOTAL EXPENSES	225,842	(25,770)	(18,493)	(27,881)	153,698
	(15,190)	(12,869)	(15,458)	(108,681)	(152,198)

OTHER INCOME
Gain on sale of assets	122,640	(122,640)	-	-	-
Interest and dividend income	19	-	-	-	19
Income (loss) before taxes	107,469	(135,509)	(15,458)	(108,681)	(152,174)
Income taxes (benefits)	(148,487)	-	54,829	85,354)	(8,304)
NET INCOME (LOSS)	$ 255,956	$ (135,509)	$ (70,287)	$ (194,035)	$ (143,875)

EARNINGS/(LOSS) PER SHARE:
Basic:	$ .30				$ (.17)
Diluted:	$ .30				$ (.17)

Basic weighted average common shares outstanding	848,782				848,782
Diluted weighted average common equivalent shares outstanding	848,782				848,782

See Notes to Pro Forma Financial Statements (Unaudited)

GLADSTONE ENERGY, INC.
NOTES TO PRO FORMA FINANICAL STATEMENTS
SEPTEMBER 30, 2000

(1)

To reflect the elimination of assets, liabilities, income and expenses relating to and resulting from the sale of 30% of the Righthand Creek oil property as of September 30, 2000, and the nine month period ending September 30, 2000.

(2)	To reflect the cash proceeds from the 1st RHC Sale.
	Gross proceeds	$ 201,000
	Note Payoff	(200,000)
	Net proceeds	$ 1,000

(3)	To reflect the gain for proforma financial statement purposes for the 1st RHC Sale:

	Sales price	$ 201,000
	Cost of 30% of property	(102,022)
	Accumulated depletion and depreciation	23,662
	Estimated gain	$ 122,640

(4)	To reflect the cash proceeds from the San Juan Sale:

	Gross proceeds	$ 267,000
	Net proceeds	$ 267,000

(5)

To reflect the elimination of assets, liabilities, income and expenses relating to and resulting from the San Juan Sale on October 10, 2000, but effective for production purposes as of August 1, 2000, and for the nine months ended September 30, 2000.

(6)	To reflect the estimated gain for proforma financial statement purposes for the San Juan Sale:

	Sales price	$ 267,000
	Cost of property	(534,757)
	Cost in excess of assets purchased	(337,000)
	Accumulated depletion and depreciation	429,018
	Accumulated amortization	304,079
	Estimated gain	$ 128,340

(7)

To reflect the elimination of assets, liabilities, income and expenses relating to and resulting from the sale of 2nd RHC Sale, effective for production purposes as of September 1, 2000, and for the nine months ended September 30, 2000.

(8)	To reflect the estimated gain for proforma financial statement purposes for the 2nd RHC Sale:

	Sales price	$ 434,000
	Cost of 30% of property	(237,323)
	Accumulated depletion and depreciation	54,365
	Estimated gain	$ 251,042

Market for Registrants Common Equity
and Related Stockholders matters

Market for Common Stock

Currently there is no public market for the Company's common stock.

Dividends

The Company has never declared or paid any cash dividends on the common stock and does not presently intend to pay cash dividends on the common stock in the foreseeable future. The Company intends to retain future earnings for use in connection with future business plan.

Holders of Record

There were 512 shareholders of record at December 5, 2000, and approximately 64 beneficial stockholders.

Incorporation of Certain
Information by Reference

The information in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, is incorporated by reference in this proxy statement.

Stockholder Proposals

Any stockholder who wishes to submit a proposal for inclusion in the Company's proxy material and for presentation at the Company's 2001 Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than March 1, 2001.

Other Matters

In accordance with past practices, the Company does not recommend an independent public accountant for ratification by stockholders. The Company's independent public accountant for fiscal year 1999 was Harold L. Ratcliff and he is expected to continue to serve as our independent public accountant for fiscal year 2000. We do not expect Mr. Ratcliff to attend the annual meeting.

Our board of directors is not aware of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors, Sheila Irons Secretary

December 5, 2000

Copies of the Annual Report on Form 10-K
Filed with the Securities and Exchange Commission

The Company, without charge, will provide to each stockholder, on written request, a copy of the Company's Annual Report on Form 10-K, but without exhibits, required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1999. Written requests for such Form 10-K should be directed to Mrs. Sheila Irons, Secretary, Gladstone Energy, Inc., 3500 Oak Lawn Avenue, Suite 590, Dallas, Texas 75219.
By Order of the Board of Directors, Sheila Irons Secretary

Dallas, Texas
December 5, 2000

It is important to us that you return your proxy promptly. If you do not expect to attend the annual meeting and wish your stock to be voted, then you shall date, sign and return the accompanying proxy in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

GLADSTONE ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 29, 2000

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Johnathan M. Hill and Katherine R. Murphy, and each or any of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of common stock of Gladstone Energy, Inc. (the "Company") held of record by the undersigned on December 5, 2000, at the annual meeting of stockholders of the Company to be held on December 29, 2000, and at any adjournments thereof.

        1.     Proposal to elect as directors of the Company the following persons, to hold office for the term indicated or until their respective successors have been duly elected and have qualified.
[ ]	FOR all nominees named below (except as marked to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees named below

         Nominees:        Charles B. Humphrey, Johnathan M. Hill, Fred Oliver, H. Wayne Gifford, Katherine R. Murphy

(INSTRUCTION: to withhold authority to vote for any individual nominee,

write the nominee's name on the line below.)

_______________________________________________________________________

        2.     Proposal to approve the sale agreement and the sale of substantially all of the Company's assets.
[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

        3.     In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please sign this proxy as your name appears thereon. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

This proxy will be voted as specified. If no specific direction is made, this proxy will be voted "for" the election of nominees under proposal 1 and, "for" the sale of assets under proposal 2 set forth in this proxy and, in the discretion of the proxy holders, on all other matters that may properly come before the annual meeting. Please mark, sign, date and return this proxy promptly using the enclosed envelope.

Dated:                                                                                                  , 2000

Signature of Stockholder

 Signature (if held jointly)

APPENDIX "A"

PURCHASE AND SALE AGREEMENT

This agreement (this "Agreement") made and entered into this 25th day of October, 2000, by and between Gladstone Energy, Inc. (referred to in this agreement as "Seller"), and EXCO Resources, Inc. (referred to in this Agreement as "Buyer") evidences the agreement of Seller to sell and convey to Buyer, and the agreement of Buyer to purchase and acquire from Seller, the Subject Properties, as that term is defined below, upon the terms and conditions set forth below.

1. DEFINITION OF THE SUBJECT PROPERTIES. As used herein, the term "Subject Properties" means all interest owned by Seller as of the Effective Date, as defined in Paragraph 6. Below, to the following properties, rights and interests:

(a) the working interests and net revenue interests in and to the oil, gas and mineral leases described on the schedule attached hereto as Exhibit "A", insofar as such leases cover the lands and depths described on Exhibit "A", such leases, insofar as they cover such land, being referred to in this Agreement collectively as the "Leases";

(b) all wells located on the Leases (whether producing, non-producing, shut-in, abandoned or temporarily abandoned and whether oil wells, gas wells, saltwater disposal wells, injection wells or water wells), together with all of the personal property and equipment used or obtained in connection with such well or wells, including, but not limited to, all casing, pipe, tubing, rods, separators, well-head and in-hole equipment, tanks, motors, fixtures and other such personal property and equipment;

(c) all permits, licenses, orders, pooling or unitization orders and agreements, communitization agreements, operating agreements, exploration agreements, farmin or farmout agreements, letter agreements, processing, transportation or lease agreements, and other contracts and agreements which, and only insofar as the same cover, relate or pertain to the Leases and the wells described in (b) above;

(d) all rights-of-way, easements, servitudes, surface leases, treating facilities, pipelines and gathering systems which cover, relate or pertain to the Leases and the wells described in (b) above, or which may be necessary or convenient to be used in connection therewith; and

2. PURCHASE PRICE. The purchase price ("Purchase Price") payable to Seller for the Subject Properties is $441,105.

2.1 EARNEST MONEY. The Buyer shall pay to Seller simultaneously with the execution of this document earnest money of ten percent 10% of the purchase price, being $44,110. Said Earnest Money shall be nonrefundable unless the Approval as defined in Paragraph 5 hereof not be granted, the Earnest Money shall be immediately refunded; however, any interest earned on said Earnest Money shall remain the property of Seller.

2.1 ADJUSTMENT. The Purchase Price shall be adjusted prior to closing by an amount determined as follows:

(a) The Purchase Price shall be increased by the following amounts:

(i) The amount of any and all operating expenses which have been paid by Seller in connection with the Subject Properties which are attributable to work done or materials supplied on or after the Effective Date.

(ii) The value of any oil in the tanks (above the pipeline connection) which was produced from the Subject Properties prior to the Effective Date which was attributable to the Subject Properties. The value of oil in the tanks as of the Effective Date shall be deemed to be the amount actually received for such oil when sold.

(b) The Purchase Price shall be decreased by the following amounts:

(i) The amount of the Earnest Money delivered under Paragraph 2 hereof;

(ii) Any and all amounts received by Seller which are attributable to the sale of oil or gas produced from the Subject Properties on or after the Effective Date;

(ii) The amount of any and all unpaid operating expenses pertaining to Seller's interest in the Subject Properties which are attributable to work done or materials supplied prior to the Effective Date;

(iii) An amount equal to 8/12 of the estimated ad valorem taxes assessed against Seller's interest in the Subject Properties for the year 2000.

Buyer and Seller agree to cooperate in the determination of the above-described amounts; provided, however, Buyer's obligation to close the purchase of the Subject Properties and to pay the Purchase Price shall be contingent upon reaching an agreement as to such amounts prior to closing.

2.2 POST CLOSING ADJUSTMENT. Buyer and Seller acknowledge that the adjustment to the Purchase Price described in Paragraph 2.1 above is a preliminary estimate only and that there may be additional revenues or expenses discovered after the closing which should have been included in such adjustment. Therefore, within ninety (90) days after closing (the "Post Closing Date"), the parties shall make a final determination of the expenses and revenues described in paragraphs 2.1 (a) and (b) above which are attributable to the Subject Properties. If it is determined that there were additional revenues or expenses which were properly includable in the adjustment to the Purchase Price and such additional revenues or expenses caused an error in the adjustment of the Purchase Price of more than $500.00, the party in whose favor such error was made agrees to pay the other party an amount equal to the amount of such error (the "Adjustment Amount").

3. REPRESENTATIONS OF SELLER. Seller represents that, to the best of its knowledge:

(a) Since the Effective Date, there has not any material damage, destruction or loss to or of the Subject Properties not covered by insurance;

(b) Subject to the other terms of this Agreement, including (without limitation) the special warranty of title by Seller to be contained in the Assignment, Bill of Sale and Conveyance to be delivered by Seller to Buyer at Closing, Seller represents that Seller owns the Subject Properties, free and clear of any Title Defects.

(c) To the best of Seller's knowledge, there are no actions, suits, charges, investigations or proceedings pending or threatened before any court or agency that would result in a loss or impairment of Subject Properties, obstruct operation of the Subject Properties, or significantly reduce the value of the Subject Properties.

4. ENVIRONMENTAL ACCEPTANCE. Notwithstanding any other provision herein to the contrary, if Buyer purchases the Subject Properties, Buyer shall have accepted the Subject Properties "As Is", and Buyer shall be liable for any environmental cleanup required on the Subject Properties.

5. STOCKHOLDER APPROVAL. The purchase and sale transaction described in and contemplated by this Agreement is contingent on Seller receiving approval of the sale by a majority of stockholders at the Seller's Annual Meeting being held on December 29, 2000 (the "Approval"). Should said Approval not be received, this Agreement shall be rendered void in its entirety with no further obligation to either of the parties hereto.

6. CLOSING. The purchase and sale transaction described in and contemplated by this Agreement shall take place on December 29, 2000, at 1:00 p.m. Dallas, Texas time, but in any event not later than December 2, 2000. Closing shall take place in the office of Buyer at 5735 Pineland, Suite 235, Dallas, Texas 75231, or at such other place and time agreed upon between Buyer and Seller. The Effective Date of the purchase and sale contemplated by this Agreement shall be at 7 a.m. on the first day of September, 2000. At Closing:

(a) Buyer shall deliver to Seller the Purchase Price by wire transfer, certified or cashier's check or other immediately available funds; and

(b) Seller shall concurrently deliver to Buyer (3) three or more properly executed and acknowledged Assignments, Conveyances and Bills of Sale effective to convey to Buyer the Subject Properties. Such instruments shall be in form attached hereto as Exhibit "B" and shall be subject to this Agreement and the operating agreement which is described in Exhibit "C" hereto.

7. CONDITIONS TO OBLIGATIONS OF BUYER AT CLOSING. The obligations of Buyer to purchase the Subject Properties under and pursuant to this Agreement is subject to the satisfaction, at or before Closing, of the following conditions :

(a) Compliance; Accuracy of Representations. Except as otherwise provided in this Agreement, Seller shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by it on or before the Closing, and all representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though they had been made on the Closing Date.

(b) No Orders or Lawsuits. No order, writ, injunction, or decree shall have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins, or invalidates the transactions contemplated hereby. No Proceeding initiated by a third party shall be pending before any court or Governmental Authority seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

(c) No Material Adverse Change. Since the date of this Agreement, there shall not have been a Material Adverse Effect. The term "Material Adverse Effect" shall mean any circumstance, change, development, or event which has had or is reasonably expected to have a material adverse effect on the Subject Properties or the operations, revenues, or prospects with respect thereto; provided that the term "Material Adverse Effect" shall not include changes in general economic, industry, or market conditions, or changes in law, environmental law, or any Governmental Authority's policy, orders, or opinions.

(d) Conveyance Documents. Seller shall have duly executed and delivered to Buyer the conveyance documents described in this Agreement.

(e) Due Diligence. Buyer shall have satisfactorily completed its due diligence inquiries prior to the Closing.

(f) Third Party and Governmental Consents. Seller shall have obtained all third party and governmental consents or waivers necessary to consummate the transactions contemplated by this Agreement in form and substance reasonably satisfactory to Buyer.

(g) Seller shall present to Buyer a fully executed release (in a form acceptable to Buyer) of any and all liens of any kind or character pertaining to Seller's interest in the Subject Properties.

8. INDEMNITIES AND ASSUMPTION OF LIABILITIES. With the exception of environmental conditions (as stated in Paragraph 5. Above) for a period of three (3) years from and after Closing, Seller agrees to indemnify and hold Buyer harmless from all actions, damages, liabilities, claims and expenses (including reasonable attorney's fees) arising out of or relating to any act or omission by Seller with respect to its interest in the Subject Properties occurring prior to the Effective Date, and for any liability and damages caused by Sellers' negligence or breach of this Agreement prior to Closing.

Buyer agrees to indemnify and hold Seller harmless against and form all actions, damages, liabilities, claims, and expenses (including reasonable attorney's fees) arising out of or relating to the Subject Properties from and after the Effective Date and for all acts or omissions of Buyer occurring from and after the Effective Date.

As to the Subject Properties, Seller shall remain responsible for all claims relating to the drilling, operations, production and sale of hydrocarbons from the Subject Properties and the proper accounting and payment by Seller to parties for their interests therein, and any retroactive payment, refunds or penalties to any party or entity, insofar as such claims relate to occurrences and periods of time prior to the Effective Date, and Seller shall defend, indemnify and hold Buyer harmless from all such claims. Buyer shall be responsible for all such claims that relate to act and omissions relating to the Subject Properties from and after the Effective Date.

All proceeds from the sale of production actually sold and delivered by Seller prior to the Effective Date and attributable to the Subject Properties shall belong to and be retained by Seller, and all proceeds from the sale of production actually sold and delivered after the Effective Date attributable to the Subject Properties shall belong to and be the property of Buyer.

9. PRORATION OF TAXES. Ad valorem, property, production, severance, excise, and similar taxes relating to the Subject Properties shall be prorated as of the Effective Date. Seller shall be responsible for all such items relating to the period of time prior to the Effective Date and Buyer shall be responsible for all such items that relate to the period from and after the Effective Date.

10. FURTHER ASSURANCES. Each party shall execute and deliver to the other such further instruments and assurances, and shall take such other actions as may be necessary to carry out the intent of this Agreement. Seller agrees to execute appropriate transfer orders or letters in lieu of transfer orders effective as of the Effective Date.

11. LOSS. Any loss to the wells comprising part of the Subject Properties between the date of this Agreement and the date of Closing resulting from fire, lightning, storm, or other casualty or from negligence of Seller, its operator, agents or employees, or the breach of this Agreement by Seller, shall be borne by Seller, and if there is material damage to such wells, Buyer shall have the option to terminate this Agreement upon written notice to Seller.

12. PROHIBITED ACTIONS. Prior to Closing, Seller shall not, without Buyer's prior written consent:

(a) dispose of or make any changes to the Subject Properties; or

(b) incur any liabilities, encumbrances or liens in respect to the Subject Properties which are not in the ordinary course of operations and will not be discharged at or before closing.

13. EXPENSES. Each party shall pay the fees and expenses of its own counsel and accountants incurred in connection with this transaction.

14. BROKERS. Each party represents that to the best of its knowledge and belief, no outside parties have participated in the negotiation of this transaction on behalf of either party, and no firm or person shall be entitled to any finder's or broker's fee with respect to the transaction contemplated by this Agreement.

15. INCORPORATION OF EXHIBITS. All exhibits to this Agreement constitute an integral part of and are incorporated in this Agreement.

16. LAW. Texas law shall govern the rights and obligations of the parties under this Agreement.

17. CERTAIN DEFINITIONAL PROVISIONS.

(a) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

(c) Whenever a statement is qualified by the term "knowledge," "best knowledge," or similar term or phrase, it is intended to indicate that the person or party to whom or to which such phrase is attributed, in the exercise of good faith, is not aware of acts, omissions, or facts which would render the statement or representation being made with such "knowledge" or "best knowledge," or similar terms or phrase, untrue in any material respect.

(d) Pronouns denoting gender shall include the neutral pronoun "it" or the possessive case thereof and vice versa.

18. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given if delivered in person or by facsimile transmission (FAX) or when deposited with the United States Postal Service registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive such notice at the address set forth below:

If to Seller:

Gladstone Energy, Inc.
3500 Oak Lawn, Suite 590
L.B. 49
Dallas, Texas 75219

Attention: Johnathan M. Hill

If to Buyer:

EXCO Resources, Inc.
5735 Pineland, Suite 235
Dallas, Texas 75231

Attention: Richard E. Miller

19. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world such party may be found.

20. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

21. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

22. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

23. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. None of the parties may assign any of their rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

24. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

25. PARAGRAPH HEADINGS, CONSTRUCTION. The headings of Paragraphs in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Paragraph" or "Paragraphs" refer to the corresponding Paragraph or Paragraphs of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

26. TIME OF ESSENCE. With regard to all dates and time periods provided for in this Agreement, time is of the essence.

27. GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas.

28. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

Gladstone Energy, Inc.

By:____________________________
Johnathan M. Hill, President

BUYER:

EXCO Resources, Inc.

By:___________________________
Ted W. Eubank, President

EXHIBIT "A"

ATTACHED TO AND MADE A PART OF THAT CERTAIN PURCHASE AND SALE AGREEMENT BETWEEN GLADSTONE ENERGY, INC, AS "SELLER", AND EXCO RESOURCES, INC. "BUYER", DATED TO BE EFFECTIVE AS OF SEPTEMBER 1, 2000.

ALLEN AND BEAUREGARD PARISHES, LOUISIANA

RIGHTHAND CREEK FIELD

1. Oil and Gas Leases

1 . That certain Oil, Gas and Mineral Lease, dated August 1, 1991, by and between
Cavenham Energy Resources Division, Hanson Natural Resources Company, as
Lessor and Brechtel Energy Corporation, as Lessee, recorded in Conveyance
Book 328 under Entry No. 360470 of the records of Allen Parish, Louisiana;
and that certain Partial Release of Oil, Gas and Mineral Lease, dated August 28,
1996, recorded in Conveyance Book 362, Pages 390-401, under Entry No.
383641 of the records of Allen Parish. In accordance with the terms of the lease, said release covering 20.01 acres lying outside of the surface boundaries of the U WX RD SU, and all depths and horizons less and except (1) fifty (50')
feet above and one hundred (100') feet below the Upper Wilcox Sand, Reservoir
D, defined as being that oil and gas bearing interval encountered between the depths of 10,962 feet and 11,310 feet (electrical log measurements) in the
Brechtel Energy Corporation-Cavenham Energy Resources No. I Well, located in Section 29, Township 5 South, Range 7 West, Right Hand Creek Field, Allen
Parish, Louisiana; and (2) fifty (50') feet above and one hundred (100') feet below the stratigraphic equivalent of the Cockfield/Sparta Sand, defined as being that oil and gas bearing interval encountered between the depths of 8,500 feet and 8,800 feet (electrical log measurements) in the Brechtel Energy
Corporation-Cavenharn Energy Resources No. 2 Well, located in Section 30,

Township 5 South, Range 7 West, Right Hand Creek Field, Allen Parish,
Louisiana.

2. That certain Oil, Gas and Mineral Lease, dated January 22, 1993, by and between Crosby Land & Resources, as Lessor and Brechtel Energy
Corporation, as Lessee, recorded in Conveyance Book 335 under Entry No.
365937 of the records of Allen Parish, Louisiana.

3. That certain Oil, Gas and Mineral Lease, dated March 16, 1993, by and between W. G. Ragley Lumber Company, as Lessor and Brechtel Energy
Corporation, as Lessee, recorded in Conveyance Book 338 under Entry No.
367740 of the records of Allen Parish, Louisiana; Less and Except those lands released by that certain Partial Release of Oil, Gas and Mineral Lease, recorded
June 24, 1994 in Conveyance Book 344 under Entry No. 372223 of the records of Allen Parish, Louisiana.

Exhibit "A"

4. That certain Oil, Gas and Mineral Lease, dated June 22, 1993, by and between
Crosby Land & Resources, as Lessor and Brechtel Energy Corporation, as
Lessee, recorded in Conveyance Book 343 under Entry No. 371071 of the records of Allen Parish, Louisiana.

5. That certain Oil and Gas Lease and Limited Royalty Deed, dated May 5, 1994, by and between W. G. Ragley Lumber Company, as Lessor and Brechtel
Energy Corporation, as Lessee, which a memorandum of such lease is recorded in Conveyance Book 344 under Entry No. 372225 of the records of Allen
Parish, Louisiana.

6. That certain Oil, Gas and Mineral Lease, dated May 5, 1994, by and between
Powell Lumber Company, as Lessor and Brechtel Energy Corporation, as
Lessee, recorded in Conveyance Book 344 under Entry No. 372224 of the records of Allen Parish, Louisiana.

7. That certain Oil, Gas and Mineral Lease, dated August 1, 1994, by and between
Crosby Land & Resources, as Lessor and Brechtel Energy Corporation, as
Lessee, recorded in Conveyance Book 345 under Entry No. 372683 of the records of Allen Parish, Louisiana; and in Conveyance Book 595 under Entry
No. 397116 of the records of Beauregard Parish, Louisiana.

8. That certain Oil, Gas and Mineral Lease, dated September 23, 1997, by and between Thelma Ray Sills Trull, et al, as Lessor and Rio Grande Offshore,
Ltd., as Lessee, recorded in Conveyance Book 372 under Entry No. 390,444 of the records of Allen Parish, Louisiana.

9. That certain Oil, Gas and Mineral Lease, dated December 20, 1994, by and between Norman Paul Morin, et al, as Lessor and Brechtel Energy Corporation,
as Lessee, recorded in Conveyance Book 602 under Entry No. 381853 of the records of Beauregard Parish, Louisiana.

10. That certain Oil, Gas and Mineral Lease, dated December 20, 1994, by and between Gilles R. Morin, et ux, as Lessor and Brechtel Energy Corporation, as
Lessee, recorded in Conveyance Book 602 under Entry No. 381854 of the records of Beauregard Parish, Louisiana.

11. That certain Oil, Gas and Mineral Lease dated December 28, 1994, by and between Cavenham Energy Resources Division, Hanson Natural Resources
Company, as Lessor and Brechtel Energy Corporation, as Lessee, recorded in
Conveyance Book 348 under Entry No. 374879 of the records of Allen Parish,
Louisiana.

Exhibit "A"

12. That certain Oil, Gas and Mineral Lease dated February 6, 1995, by and between W. G. Ragley Lumber Company, as Lessor and Brechtel Energy
Corporation, as Lessee, recorded in Conveyance Book 349 under Entry No.
375361 of the records of Allen Parish, Louisiana; and in Conveyance Book 602
under Entry No. 382235 of the records of Beauregard Parish, Louisiana. Said lease was amended by that certain Act of Correction, effective February 6,
1995, and recorded in Conveyance Book 355 under Entry No. 378556 of the records of Allen Parish, Louisiana; and in Conveyance Book 612 under Entry
No. 385872 of the records of Beauregard Parish, Louisiana.

13. Intentionally Left Blank

14. That certain Oil, Gas and Mineral Lease dated April 3, 1995, by and between
Crosby Land & Resources, as Lessor and Brechtel Energy Corporation, as
Lessee, recorded in Conveyance Book 604 under Entry No. 382726 of the records of Beauregard Parish, Louisiana.

15. That certain Oil, Gas and Mineral Lease dated May 17, 1995, by and between
W. G. Ragley Lumber Company, as Lessor and Brechtel Energy Corporation,
as Lessee, recorded in Conveyance Book 351 under Entry No. 376661 of the records of Allen Parish, Louisiana.

16. That certain Oil and Gas Lease and Limited Royalty Deed dated May 17, 1995, by and between Powell Lumber Company, as Lessor and Brechtel Energy
Corporation, as Lessee, and a memorandum of such lease is recorded in
Conveyance Book 351, under Entry No. 376662 of the records of Allen Parish,
Louisiana.

17. Intentionally Left Blank

18. That certain Oil, Gas and Mineral Lease dated July 24, 1996, by and between
Temple-Inland Forest Products Corporation, as Lessor and Brechtel Energy
Corporation, as Lessee, recorded in Conveyance Book 361 under Entry No.
383008 of the records of Allen Parish, Louisiana.

19. That certain Oil, Gas and Mineral Lease dated August 23, 1983, by and between
W. G. Ragley Lumber Company, as Lessor and Ballard Exploration Company,
Inc., as Lessee, recorded in Conveyance Book 261 under Entry No. 309041 of the records of Allen Parish, Louisiana.

20. That certain Oil, Gas and Mineral Lease dated August 23, 1983, by and between
Crosby Chemicals, Inc., as Lessor and Ballard Exploration Company, as
Lessee, recorded in Conveyance Book 261 under Entry No. 309040 of the records of Allen Parish, Louisiana.

Exhibit "A"

21. That certain Oil, Gas and Mineral Lease dated August 16, 1983, by and between
Ben H. Hinchee, Jr., et al, as Lessor and Ballard Exploration Company, as
Lessee, recorded in Conveyance Book 261 under Entry No. 309039 of the records of Allen Parish, Louisiana.

22. That certain Oil, Gas and Mineral Lease dated August 27, 1983, by and between
Warren D. Hinchee, et ux, as Lessor and Ballard Exploration Company, Inc.,
as Lessee, recorded in Conveyance Book 262 under Entry No. 309336 of the records of Allen Parish, Louisiana.

23. That certain Oil, Gas and Mineral Lease dated July 5, 1979, by and between
International Paper Company, as Lessor and IP Petroleum Company, Inc., as
Lessee, recorded in Conveyance Book 229 under Entry No. 277544 of the records of Allen Parish, Louisiana.

24. That certain Oil, Gas and Mineral Lease dated March 4, 1980, by and between
Roxie Morgan Sills, et al, as Lessor and Charlie A. Hudson, as Lessee,
recorded in Conveyance Book 233 under Entry No. 283482 of the records of
Allen Parish, Louisiana.

25. That certain Oil, Gas and Mineral Lease dated August 19, 1997, by and between
Crosby Land & Resources, as Lessor, and Rio Grande Offshore, Ltd.. as
Lessee, recorded in Conveyance Book 661 under Entry No. 401208 of the records of Beauregard Parish, Louisiana.

26. That certain Oil and Gas Lease and Limited Royalty Deed dated March 17,
1997, by and between W. G. Ragley Lumber Company, as Lessor, and Rio
Grande Offshore, Ltd., as Lessee, and a memorandum of such lease is recorded in Conveyance Book 661 under Entry No. 401208 of the records of Beauregard
Parish, Louisiana.

27. That certain Oil, Gas and Mineral Lease dated July 24, 1997, by and between
Crosby Land & Resources, as Lessor, and Rio Grande Offshore, Ltd., as
Lessee, recorded in Conveyance Book 371 under Entry No. 389,358 of the records of Allen Parish, Louisiana.

Exhibit "A"

Gladstone Energy, Inc.
3500 Oak Lawn, Suite 590
Dallas, Texas 75219
Phone: (214) 528-9710
FAX (214) 528-9621

December 1, 2000

EXCO Resources, Inc.
5735 Pineland, Suite 235
Dallas, TX 75231

Re: Letter of Addendum to Purchase and Sale Agreement
 Dated 30th day of October, 2000
Righthand Creek Properties
Allen & Beauregard Parishes, Louisiana

Gentlemen:

It is the purpose of this instrument to reduce to writing our understanding that certain Purchase and Sale Agreement, dated October 30, 2000 by and between Gladstone Energy, Inc., as Seller, and EXCO Resources, Inc., as Buyer, (the "AGREEMENT"), is hereby amended as follows:

1) Article 6. Closing:    The Closing date is here by amended to be on or before December 30, 2000. therefore, the Closing shall occur on or before December 30, 2000.

The remainder of the Agreement shall remain in full force and effect.

If the above meets out your understanding of the revised terms and conditions, please so signify by executing one (1) copy of this letter and returning to the undersigned.

For convenience a signed original, facsimile or facsimile copy of this instrument shall be deemed an original for all purposes.

Best regards,

Gladstone Energy, Inc.

By: Katherine R. Murphy,
Treasurer

AGREED TO AND ACCEPTED THIS 1ST DAY OF DECEMBER, 2000.

EXCO RESOURCES, INC.

BY:

TITLE: